CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 12, 2004 relating to the December 31, 2003 and 2002 financial statements of Alliance Recovery Corporation.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.




/s/  WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants


Boynton Beach, Florida
February 11, 2005